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SCHEDULE 14A

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MetaSolv, Inc.

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Oracle Corporation

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The following was presented on a customer and partner webcast on October 25, 2006 and a replay will be added to Oracle's website at www.oracle.com/metasolv/index.html.

Oracle and MetaSolv Bhaskar Gorti, Senior Vice President & General Manager, Oracle T. Curtis Holmes Jr., President and CEO, MetaSolv David Sharpley, Executive Vice President, Marketing and Product Management, MetaSolv October 25, 2006

This document contains forward-looking statements that are made pursuant to the Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995, particularly, those statements regarding the effects of the proposed merger, and those preceded by, followed by or that otherwise include the words "believes," "expects," "anticipates," "intends," "estimates," or similar expressions. Forward-looking statements relating to expectations about future results or events are based upon information available to Oracle and MetaSolv as of today's date, and Oracle does not assume any obligations to update any of these statements. The forward- looking statements are not guarantees of the future performance of Oracle, MetaSolv or the combined company and actual results may vary materially from the results and expectations expressed in, or implied by, these forward- looking statements. For instance, while Oracle and MetaSolv have signed an agreement to merge, there is no assurance that they will complete the proposed merger. In the event the companies do not receive necessary approval of MetaSolv's stockholders or government approvals or fail to satisfy conditions to closing, the merger agreement will terminate.

Agenda The News Strategic Rationale Expected Benefits MetaSolv Overview

Oracle in Communications

Supplying applications and infrastructure software to the industry since the mid-1980s

- 90% of Communications companies worldwide use Oracle applications and/or infrastructure software
- Nearly 700 Communications customers globally
- 19 of the world's top 20 communications service providers run Oracle applications
- Oracle's existing offering for the Communications industry has significant breadth
  - Portal Billing and Revenue Management
  - Oracle E-Business Suite for ERP/SCM
  - Siebel Systems for CRM and Analytics
  - PeopleSoft for HCM
  - TimesTen and Sleepycat for real-time data management
  - HotSip and Net4Call for the Oracle Service Delivery Platform
  - Data Hubs for customer and product master data management

ORACLE

The above is for informational purposes only and may not be incorporated into a contract. Wednesday, 25 October 2006 Page 4

The News Oracle to acquire MetaSolv, a leading provider of Operational Support Systems (OSS) for the Communications Industry Expands Oracle's Communications Suite to include Provisioning, Network Inventory and Activation solutions Transaction subject to normal regulatory approvals and expected to close in late 2006 or early 2007 The combination will provide a leading software solution for end-to-end Communications processes Applications Including Billing, CRM, OSS, ERP, and Service Delivery Platforms Technology including database and middleware MetaSolv's management and employees will become a part of Oracle's Communications Global Business Unit Build on a dedicated team focused on packaged software solutions for the Communications industry Retain domain expertise and customer relationships Provide a smooth transition for customers without interruption

Communications Global Business Unit Industry leading domain expertise Focused product R&D and solution expansion Dedicated sales & delivery organization Support continuity & investment Direct customer feedback & engagement Leverage the larger technology investments of Oracle

OSS is the Next Logical Focus for Oracle Operational Support Systems (OSS) is the fastest growing IT domain in the Communications Industry Deployment of Mass-Market Broadband is requiring the transition to Next Generation Networks Increased complexity of IP-services, including VoIP, and IP-TV is driving the replacement of high-TCO infrastructure Transition to all-IP and IMS-driven service convergence network infrastructure promotes the deployment of standard packaged software The combination of Oracle and MetaSolv has the ability to lead the shift to product based solutions in OSS MetaSolv offers a comprehensive, proven OSS Suite for multi-service communications service providers, with a focus on next generation networks and services Both companies share a common philosophy of integrated, modular product based solutions that are implemented through configuration, rather than customisation Both support next generation services and networks Oracle has a global presence that can help facilitate change Combination will increase Oracle's addressable customer base and strengthens its position in the industry Significant customer commonality provides immediate benefits Oracle will be a leading packaged application vendor in the communications industry Additive to Oracle's goal to become #1 globally in applications

End-to-End Communications Suite Provides a Single Campaign-to-Cash Software Suite Incorporates OSS, CRM, Revenue Management and ERP applications Manages customer interactions, revenue realization and automated service fulfillment to optimize processes Lowers transaction costs and accelerates time-to-revenue Improves Network Asset Management Tracks and manages the entire life cycle of costly network assets Improves efficiency and helps maximize asset utilization by accurately managing and accounting for assets from initial procurement through to customer production Reduces capital expenditures Rapid Time-to-Market for New Services Streamlines and automates product/service creation, pricing, packaging and definition Provides a single view of customers, products, and services and their relationship to the underlying network will allow service providers Enhances competitiveness through the rapid introduction of innovative services

Integrated Communications Application Suite Customer Relationship Management Provisioning Mediation Discovery Inventory Activation Configuration Service Creation Analytics Service Delivery Platform Billing & Revenue Management Financial Management Business Support Systems Operations Support Systems Analytics Networks Customers

Expected Oracle Customer Benefits Communications service providers have told Oracle that accessing an integrated packaged applications suite is one of their highest priorities Combination of MetaSolv and Oracle will provide a catalyst to simplify their architectures and move to enterprise-wide product-based solutions Complementary product offerings form a packaged software offering that addresses the business processes for Service Providers Streamline Service Fulfilment Comprehensive Network Lifecycle Management Simplification of Service Creation Acquisition is consistent with Oracle's intent to develop deep industry functionality and focus Transaction expands industry expertise, complements Oracle's applications and technology, and creates new growth opportunities Delivered by industry experts with significant domain knowledge Continues Oracle's strategy of addressing specific industries, which has included Communications, Retail and Financial Services

Expected Partner Benefits Leverage partner relationships to address customer needs for OSS (Provisioning, Network Inventory and Activation), Billing, CRM, ERP, analytics and infrastructure software Benefit from Oracle's worldwide resources and partner investment Benefit from MetaSolv's best-in-class OSS suite solutions Protects partners' investments and experience with MetaSolv Continue partnering with Network Equipment Manufacturers in the Activation and Network Inventory domains Continue commitment work with leading systems integrators Larger footprint from Oracle simplifies choices for SIs Complementary delivery model Commitment to continue supporting other OSS ISVs For provision of Oracle's infrastructure software (RDBMS, In-Memory Database, Middleware, BI) For integration between ISVs and Oracle's enterprise applications Provision of technology support and collaboration will be conducted independently from MetaSolv Software

About MetaSolv

- **MetaSolv has a history of delivering leading OSS solutions for the communications industry**
  - Founded in 1992
  - Total of 420 employees
  - With a strong R&D and Services team with deep industry knowledge and domain expertise
- **MetaSolv offers a comprehensive, modular suite for OSS service fulfilment with a focus on next generation networks and services**
  - Includes Provisioning, Order Management, Network Inventory and Activation
- **MetaSolv is the only OSS software vendor to hold 3 top positions across the three key areas of OSS***
  - #1 in service activation and a 13% share
  - #2 in service provisioning
  - #3 in inventory management and a 12% share
- **MetaSolv is one of the most recognized and respected brands in the OSS market****
  - Ranked #1 in market perception for service activation and #2 in service provisioning
  - Ranked # 4 overall in market perception across all OSS categories (highest ranking service fulfilment ISV)

* OSS Observer: Market Share Report, February 2006)

** Source: OSS Market Perception Study, Heavy Reading, March 2005)

ORACLE

The above is for informational purposes only and may not be incorporated into a contract.

Wednesday, 25 October 2006 Page 12

Accelerates MetaSolv's Global Expansion Enabling Network and Service and Network Transformation: Broadband, IP, VoIP, Mobile Transforming our Customer Base Delivering Product Innovation Acquisition Validates MetaSolv Strategy

MetaSolv Overview



Platform Enablers
Service Creation Environment
Cartridges
Monitoring
Reporting
MetaSolv Service Fulfillment Platform
Provisioning
Ordering
Service Provisioning
Inventory
Subscriber & Service
Network & Resource
Activation
Activation
Discovery
Configuration

- **MetaSolv has a comprehensive suite for OSS service fulfillment that enables automated service delivery and management of subscriber and services**
  - Addresses key service provider requirements as either a complete suite or on a modular basis
  - Rapid configuration and deployment through a single service creation environment
  - Supports all types of services including next-generation IMS, VoIP, IPTV, IP VPN, Broadband and Mobile services, as well as traditional voice and data services
- **Global Tier-One Customer Base of over 170 Service Providers**

ORACLE

The above is for informational purposes only and may not be incorporated into a contract.

Wednesday, 25 October 2006 Page 14

Expected MetaSolv Customer Benefits

MetaSolv applications supported and protected as the Service Fulfilment standard for the combined companies

- Stronger combined vendor with complementary products
  - Improved stability in a highly fragmented competitive landscape
  - All of MetaSolv's customers are currently Oracle technology customers
  - Highly complementary combination of product offerings
- Preserve customers investment in MetaSolv product and vision
  - Management & employees will continue as part of the Communications Global business unit within Oracle
  - Current MetaSolv employees will provide retained industry domain expertise and knowledge
- Provide smooth transition for customers without disruption
  - Enhanced support and services through scale
  - Global 24x7 support network for streamlined commercial relationship
  - Extended partner ecosystem with increased investment
  - Support and broaden relationship with MetaSolv alliance partners

ORACLE

The above is for informational purposes only and may not be incorporated into a contract.

Wednesday, 25 October 2006 Page 15

Get answers Between now and the close of this transaction: Oracle Customers and Partners Continue to work with their respective contacts www.oracle.com/metasolv MetaSolv Customers and Partners Continue to work with their respective contacts www.MetaSolv.com/oracle

The proposed merger will be submitted to the MetaSolv stockholders for their consideration and the Company will file with the SEC a proxy statement to be used by the Company to solicit the approval of the proposed merger by its stockholders, as well as other relevant documents concerning the proposed merger. You are urged to read the proxy statement regarding the proposed merger when it becomes available and any other relevant documents filed with the SEC, as well as any amendments or supplements to those documents, because they will contain important information. You will be able to obtain a free copy of the proxy statement, as well as other filings containing information about the Company at the SEC's Internet Site (http://www.sec.gov). Copies of the proxy statement can also be obtained without charge, by directing a request to: MetaSolv Investor Relations, 5556 Tennyson Parkway, Plano, Texas 75024, or by telephone (972) 403-3000. MetaSolv and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of the Company in connection with the proposed merger. Additional information regarding the interests of those participants may be obtained by reading the Company's definitive proxy statement dated April 10, 2006 in connection with the Company's annual meeting of stockholders held on May 9, 2006 and by reading the proxy statement regarding the proposed merger when it becomes available.